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                                                                 Exhibit 10.14.1


                       NET2000 COMMUNICATIONS GROUP, INC.

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                    CREDIT AGREEMENT AND ASSIGNMENT AGREEMENT

        This FIRST AMENDMENT dated as of December 23, 1999 to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 30, 1999 (such agreement as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") and ASSIGNMENT AGREEMENT (this "FIRST AMENDMENT") is entered into by and among NET2000 COMMUNICATIONS GROUP, INC. (the "BORROWER"), a Delaware corporation, NORTEL NETWORKS INC. ("NORTEL NETWORKS"), a Delaware corporation, each of the Credit Support Parties (as defined in Section 8 of this First Amendment) which is a party hereto, each of the lending entities purchasing an assignment in the Credit Agreement pursuant hereto (individually, a "LENDER" and, collectively, the "LENDERS"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as a Joint Lead Arranger and Syndication Agent (in such capacity, the "SYNDICATION AGENT"), TD SECURITIES (USA) INC. ("TDSI"), as the Joint Lead Arranger and Book Manager (in such capacity, the "BOOK MANAGER") and TORONTO DOMINION (TEXAS), INC. ("TD") as Administrative Agent (together with its permitted successors in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement and in the amendments contained in Section 1 hereof.


                                    RECITALS

        WHEREAS, Borrower and Nortel Networks are parties to the Credit Agreement, pursuant to which Nortel Networks has extended certain credit facilities to Borrower;

        WHEREAS, Nortel Networks desires to assign its rights and obligations under the Credit Agreement to GSCP and TD and GSCP and TD desire to purchase from Nortel Networks such rights and obligations (such transactions, the "ASSIGNMENT"); and

        WHEREAS, in order to facilitate the Assignment, Borrower and Nortel Networks desire to amend the Credit Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:



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                    SECTION 1. AMENDMENTS TO CREDIT AGREEMENT

1.1     AMENDMENTS TO ARTICLE 1

        A. Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Administrative Agent," "Administrative Agent's Letter," "Material Contracts," "Principal Office," "Reference Bank," "Required Lenders" and "Total Debt" in their entirety and substituting therefor the following:

                "ADMINISTRATIVE AGENT" means, prior to the First Amendment Effective Date, Nortel Networks, in such capacity, and on and after the First Amendment Effective Date, Toronto Dominion (Texas), Inc., in such capacity.

                "ADMINISTRATIVE AGENT'S LETTER" means that certain letter agreement dated as of December 23, 1999, between Toronto Dominion (Texas), Inc., as Administrative Agent, and the Borrower.

                "MATERIAL CONTRACTS" means the Master Purchase Agreement and, as to any Loan Party, any supply, purchase, service, employment, tax, indemnity, shareholder or other agreement or contract for which the aggregate amount or value of services performed or to be performed for or by, or funds or other Property transferred or to be transferred to or by, any Loan Party to such agreement or contract, or by which any Loan Party or any of its Properties is otherwise bound, during any fiscal year of the Borrower exceeds $2,000,000 (or the equivalent amount in any currency) and any and all amendments, modifications, supplements, renewals or restatements thereof.

                "PRINCIPAL OFFICE" means, prior to the First Amendment Effective Date, the principal office of the Administrative Agent in Richardson, Texas, presently located at 2221 Lakeside Blvd., Richardson, Texas 75082 and, on and after the First Amendment Effective Date, the principal office of the Administrative Agent in Houston, Texas, presently located at 909 Fannin Street, Houston, Texas 77010.

                "REFERENCE BANK" means Toronto Dominion (Texas), Inc.

                "REQUIRED LENDERS" means (i) as of the First Amendment Effective Date and prior to the completion of a successful syndication of the Loans (as determined by GSCP and TD in their reasonable judgement), GSCP and Lenders, together with GSCP, holding at least two-thirds (in Dollar amount) of the sum of
(a) the aggregate outstanding principal amount of the Loans, plus (b) the aggregate amount of the outstanding Commitments and (ii) at any date of determination other than as specified in clause (i), Lenders holding at least two-thirds (in Dollar



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amount) of the sum of (a) the aggregate outstanding principal amount of the
Loans, plus (b) the aggregate amount of the outstanding Commitments

                "SECURED DEBT" means, at any particular time, that portion of Total Debt the payment of which is secured or assured by any Lien or negative pledge or other similar preferential treatment; provided, however, that solely for purposes of calculating the ratio of Secured Debt to Total Capitalization under this Agreement at any time during the period commencing on the First Amendment Effective Date and ending on January 7, 2000, the amount of the Loans made to the Borrower on the First Amendment Effective Date in accordance with
Section 2.1(a) shall be excluded from the calculation of Secured Debt.

        B. Section 1.1 of the Credit Agreement is hereby further amended by adding the following definitions in appropriate alphabetical order:

                "AMENDED AGREEMENT" means this Agreement as amended by the First Amendment.

                "BOOK MANAGER" has the meaning assigned to that term in the introductory paragraph to the First Amendment.

                "CONTRIBUTION AGREEMENT" means that certain Contribution Agreement, dated as of December 23, 1999, by and among NCI, NCH and the Borrower.

                "FIRST AMENDMENT" means that certain First Amendment and Assignment Agreement, dated as of December 23, 1999, by and among Borrower, Nortel Networks, the Credit Support Parties named therein, the Lenders party thereto, the Syndication Agent named therein, the Book Manager named therein and the Administrative Agent named therein.

                "FIRST AMENDMENT EFFECTIVE DATE" means the "First Amendment Effective Date" as such term is defined in the First Amendment.

                "FIRST SUPPLEMENTAL INDENTURE" means that certain First Supplemental Indenture, dated as of December 23, 1999, by and between NCI and Allfirst Trust Company, National Association, which supplements and amends the Senior Notes Indenture.

                "GSCP" means Goldman Sachs Credit Partners L.P.

                "IPO" has the meaning assigned to that term in the Securities Purchase Agreement as in effect on the First Amendment Effective Date.



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                "LETTER AGREEMENT" means that certain Letter Agreement, dated as of December 23, 1999, from Toronto Dominion (Texas), Inc., as Administrative Agent, to Borrower regarding certain post-closing matters.

                "SECURITIES PURCHASE AMENDMENT" means that certain First Amendment to the Securities Purchase Agreement, dated as of December 23, 1999, by and among the Borrower and Nortel Networks.

                "SYNDICATION AGENT" has the meaning assigned to that term in the introductory paragraph to the First Amendment.

        C. Section 1.1 of the Credit Agreement is hereby further amended with respect to the definition of "Obligations" by inserting the words "or their Affiliates" after the words " and the Lenders" in clause (a) and by inserting the words "or Affiliate" after the words "with any Lender" in clause (b).

        D. Section 1.1 of the Credit Agreement is hereby further amended with respect to the definition of "Permitted Liens" by deleting clause (i) in its entirety, deleting the word "and" from the end of clause (h) and inserting the word "and" at the end of clause (g).

1.2     AMENDMENTS TO ARTICLE 2

        A. Section 2.1(a) is hereby amended by inserting the following sentence at the end of such Section:

                "Notwithstanding the foregoing, Lenders shall not be required to make any Loans to the Borrower at any time during the period commencing on the First Amendment Effective Date and ending on January 5, 2000; provided, however, that, so long as the First Amendment Effective Date occurs on or prior to December 23, 1999, subject to the terms and conditions of this Agreement (including, without limitation, Section 2.13(a)), each Lender severally agrees, if requested, to make one Loan to the Borrower on the First Amendment Effective Date, immediately after giving effect to the First Amendment, in an amount (i) not to exceed the unused portion of such Lender's Commitment at such time and
(ii) not to exceed $7.5 million in the aggregate for all of the Lenders."

        B. Section 2.10(a) is hereby amended by inserting the following sentence at the end of such Section:

                "Notwithstanding the foregoing, the Borrower agrees that all of the proceeds of the Loans made to the Borrower on the First Amendment Effective Date in accordance with Section 2.1(a) shall be used for general corporate purposes of the Borrower."



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        C.      Section 2.11(b) shall be amended to read in its entirety as follows:

                "(b) Subject to Section 12.12, the Borrower agrees to pay to the Administrative Agent such additional fees as are specified in the Administrative Agent's Letter, which fees shall be payable in such amounts and on such dates as are specified therein."

1.3     AMENDMENTS TO ARTICLE 8

        A. Section 8.3 is hereby amended by deleting the date "October 31, 1999" in the penultimate line of the section and substituting therefore the date "January 31, 2000."

        B. Section 8.13(b) is hereby amended by deleting the date "November 30, 1999" in the second line of the section and substituting therefore the date "January 31, 2000."

1.4     AMENDMENTS TO ARTICLE 9

        A. Section 9.1(g) is hereby amended to read in its entirety as follows:

                "(g) Debt of the Borrower (and Guarantees of such debt by the Guarantors hereunder) of an incremental tranche under this Agreement aggregating no more than $50 million (the "Incremental Tranche"), which will carry identical terms (including, without limitation, covenants, interest rates, fees, defaults and security) as applicable under this Agreement, except that (x) each Lender hereunder will be offered the opportunity, but will not be required, to provide its pro rata portion of the Incremental Tranche, (y) no funds under the Incremental Tranche may be drawn until $60 million has been drawn under the original Loans and (z) no borrowing may be made under the Incremental Tranche if such borrowing would cause there to exist a Default on a pro forma basis."

        B. Section 9.16(i) is hereby amended to read in its entirety as follows:

                "(i) [Intentionally Omitted]"

1.5     AMENDMENTS TO ARTICLE 10

        A. Section 10.1 is hereby amended by inserting a new clauses (s) and (t) as follows:

                "(s) If NCI has not sold to Nortel Networks an aggregate of $75,000,000 in principal amount at stated maturity of Senior Notes on or prior to January 7, 2000 pursuant to the Securities Purchase Agreement, as amended by the Securities Purchase Amendment.



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                (t) If NCI or NCH shall fail to make the common equity capital contributions to NCH and the Borrower, respectively, immediately upon the receipt of any and all of the proceeds by NCI from the sale of the Senior Notes, in each case in accordance with the Contribution Agreement."

1.6     AMENDMENTS TO ARTICLE 11

        A.      Sections 11.5, 11.6 and 11.7 shall be renumbered Sections 11.7,
11.8 and 11.9, respectively, and a new Section 11.5 and Section 11.6 shall be inserted as follows:

                "Section 11.5 Appointment of Agents. As of the First Amendment Effective Date, Nortel Networks hereby resigns as Administrative Agent, and each Lender, as of the First Amendment Effective Date, irrevocably appoints and authorizes (i) Toronto Dominion (Texas), Inc. to act as Administrative Agent and
(ii) Goldman Sachs Credit Partners L.P. to act as Syndication Agent.

                Section 11.6 Syndication Agent and Lead Arranger. On and after the First Amendment Effective Date, GSCP, as Syndication Agent and Joint Lead Arranger, shall have no duties or obligations under this Amended Agreement or any other Loan Documents. GSCP, in its capacity as Syndication Agent, shall be entitled to the benefits and protective provisions afforded to Administrative Agent under this Article 11."

1.7     AMENDMENTS TO ARTICLE 12

A. Section 12.1 is hereby amended by inserting (i) the words ", the Syndication Agent" in the following places: after the words "reimburse the Administrative Agent" prior to clause (a) and after the words "expenses of the Administrative Agent" in clause (b), and (ii) the words "and the Syndication Agent" in the following places: after the words "expenses of the Administrative Agent" both places it occurs in clause (a), after the words "legal counsel for the Administrative Agent" in clause (b), and after the words "incurred by the Administrative Agent" in clause (e).

        B. Section 12.8(j) is hereby amended by inserting the following paragraph at the end of the section:

                "The parties to this Amended Agreement hereby agree that the Initial Assignment of Commitments and Loans and shall have occurred on and as of the First Amendment Effective Date. Accordingly, as of such First Amendment Effective Date, both the Applicable Margin and the Applicable Commitment Fee Rate shall be adjusted as provided in the definitions thereof with respect to the occurrence of the Initial Assignment of Commitments and Loans."

1.8     AMENDMENTS TO SCHEDULES



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        A.      Schedule 9.16(a) shall be deleted in its entirety and replaced with new Schedule 9.16(a) attached hereto.

        B. Schedule 9.16(b) shall be deleted in its entirety and replaced with new Schedule 9.16(b) attached hereto.

        C. Schedule 9.16(c) shall be deleted in its entirety and replaced with new Schedule 9.16(c) attached hereto.

        D. Schedule 9.16(f) shall be deleted in its entirety and replaced with new Schedule 9.16(f) attached hereto.

                              SECTION 2. ASSIGNMENT

        A. Pursuant to Section 12.8 of the Credit Agreement, Nortel Networks hereby agrees to sell and assign and GSCP and TD hereby agree to purchase and assume from Nortel Networks the percentage interests in and to Nortel Networks' rights and obligations under the Credit Agreement, this First Amendment and the other Loan Documents as is set forth opposite the name of GSCP and TD (each, for purposes of this Section 2, an "ASSIGNEE" and, collectively, the "ASSIGNEES") on their respective signature pages hereto.

        B. Pursuant to Section 9.7 of the Credit Agreement and Section 1.4 hereof and upon the effectiveness of this First Amendment, Nortel Networks hereby assigns all of its right, title and interest as a secured party of record under the UCC to TD, as Administrative Agent. Nortel Networks hereby represents, warrants and agrees that it has not, and will not, release, assign (other than to TD, as Administrative Agent) or otherwise take any actions that will adversely affect the validity, perfection or priority of the security interest of TD, as Administrative Agent, including, without limitation, executing, delivering or filing financing statements indicating that Nortel Networks, as retiring Administrative Agent, has released or assigned its interest as a secured party to any Person other than TD, as Administrative Agent. Nortel Networks further agrees that from time to time it will execute and deliver such further agreements, documents and instruments (including, without limitation, financing statements) and take such further action as may be requested by TD, as Administrative Agent, to carry out the terms and provisions and purposes of this First Amendment and to preserve, maintain and perfect the Liens of TD, as Administrative Agent for the benefit of itself and the Lenders, in and to the Collateral and the priority of such Liens.

        C. In connection with the Assignment described above, Nortel Networks (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan



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Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition or results of operations of the Borrower or any Affiliate of the Borrower or the performance or observance by the Borrower or any Affiliate of the Borrower of any of its indebtedness, liabilities or obligations under the Credit Agreement, this First Amendment or any other Loan Document; and (c) attaches the assigned Note held by Nortel Networks and requests that the Administrative Agent exchange such Note for new Notes payable to the order of each Assignee in the amounts equal to the sum of the principal amount of the Loans plus the principal amount of the unfunded Commitments assigned to each of the Assignees, respectively.

        D. The Assignees each (a) represent and warrant that it is legally authorized to enter into this First Amendment; (b) confirms that Assignee has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Amendment; (c) agrees that it will, independently and without reliance upon Nortel Networks and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, this First Amendment and the other Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agent to take such action on Assignee's behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement, this First Amendment and the other Loan Documents are required to be performed by it as a Lender; (g) agrees that it will keep confidential all information with respect to the Borrower and its Affiliates furnished to it by the Borrower or any of its Affiliates or Nortel Networks (other than information generally available to the public) in accordance with Section 12.20 of the Credit Agreement; and (h) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or a certificate as to the Assignee's exemption from United State's withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

        E. From and after the Closing Date, (a) the Assignees shall each be a party to the Credit Agreement and shall have the rights and obligations of a Lender thereunder, under this First Amendment and under the other Loan Documents and (b) Nortel Networks shall relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan



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Documents. The Administrative Agent shall make all payments in respect of the respective interests assigned hereby (including payments of principal, interest, fees and other amounts) to the respective Assignee.

        F. The Borrower and Nortel Networks confirm and agree that, as of the First Amendment Effective Date immediately prior to the effectiveness of the First Amendment, (i) the outstanding principal amount of Loans is $33,889,549.40, (ii) the accrued interest and commitment fees under the Credit Agreement is $437,783.25 and (iii) no other amounts are owed to Nortel Networks under the Credit Agreement other than legal fees incurred in connection with this First Amendment.

        G. The Borrower agrees to, as of the First Amendment effective Date, select a new Interest Period applicable to the Loans outstanding as of the First Amendment Effective Date.

        H. Each Assignee's address for notices and Applicable Lending Office for purposes of the Amended Agreement shall be as specified below its name on the signature pages of this First Amendment.

                     SECTION 3. CONDITIONS TO EFFECTIVENESS

        Sections 1 and 2 of this First Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

        A. EXECUTION. Loan Parties, Nortel Networks, GSCP, TDSI and TD shall have executed this First Amendment.

        B. RELATED AGREEMENTS. The following documents shall be delivered by the Borrower, its Affiliates and Nortel Networks and its Affiliates, as the case may be:

                (i) a First Amendment to the Securities Purchase Agreement (and any related documents), dated July 30, 1999, between NCI and Nortel Networks in form and substance satisfactory to GSCP and TD in their reasonable discretion;

                (ii)    the Contribution Agreement;

                (iii)   the First Supplemental Indenture;

                (iv)    the Securities Purchase Amendment; and

                (v)     the Letter Agreement.



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        C.      CERTAIN DOCUMENTS. On or before the First Amendment Effective
Date, the Borrower or its Affiliates, as the case may be, shall deliver or cause to be delivered to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel):

                (i) resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of (i) this First Amendment,
(ii) the First Supplemental Indenture, (iii) the Securities Purchase Amendment and (iv) the Contribution Agreement, certified as of the First Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                (ii) signature and incumbency certificates of its officers executing the documents listed in clause (i) above and the other Loan Documents to which it is a party as of the First Amendment Effective Date;

                (iii) executed originals of Notes issued to GSCP and TD as well as the cancelled Note issued to Nortel Networks;

                (iv) certificates evidencing all insurance policies required by the Amended Agreement and the other Loan Documents, such certificates naming the Administrative Agent as loss payee and additional insured; and

                (v) all financing statements and other filings, consents to collateral assignments from all parties to all Material Contracts included as part of the Collateral in form and substance acceptable to the Administrative Agent, delivery of all pledged Capital Stock and instruments together with appropriate stock powers and endorsements and, with respect to each existing lease of real Property by any Loan Party relating to a real Property location where inventory or equipment of a Loan Party having an aggregate fair market value in excess of $1,000,000 is or will be located, waivers of landlord's Liens from each lessor and other agreements from such lessor and its lenders necessary or appropriate to ensure Administrative Agent's perfected, first priority Lien on the Collateral or Property affected thereby, the Administrative Agent's access to such Collateral or Property and the right of the Administrative Agent, the Lenders or their designee to succeed to the rights of the Loan Party that is the lessee under the lease, in each case in form and substance reasonably satisfactory to the Administrative Agent.

        D. EXISTING INDEBTEDNESS. The Borrower shall have paid to Nortel Networks all accrued interest, commitment fees and other related expenses incurred under the Credit Agreement as of the First Amendment Effective Date.



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        E.      OPINIONS OF LOAN PARTIES' COUNSEL. Administrative Agent (for
Lenders) shall have received an executed copy of one or more favorable written opinions in form and substance reasonably satisfactory to GSCP and TD in their sole discretion from Piper Marbury Rudnick & Wolfe LLP, counsel to Net2000.

        F. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Borrower shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that
(i) the representations and warranties contained in Section 4 of this First Amendment are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date, and (ii) Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Amendment provides shall be performed or satisfied by Borrower on or before the First Amendment Effective Date, except as otherwise disclosed to and agreed to in writing by Administrative Agent.

        G. FEES. The Administrative Agent and Lenders shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

        H. NECESSARY CONSENTS. Each Loan Party and Nortel Networks shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by the this First Amendment.

        I. OTHER DOCUMENTS. Administrative Agent and Lenders shall have received such other documents and information regarding Loan Parties, the Loan Documents and the documents contemplated by Section 3.B. above as Administrative Agent may reasonably request.

            SECTION 4. REPRESENTATIONS AND WARRANTIES OF LOAN PARTIES

        In order to induce Lenders to enter into this First Amendment, to amend the Credit Agreement in the manner provided herein and to effect the Assignment contemplated hereby, each Loan Party represents and warrants to each Lender that the following statements are true, correct and complete in all material respects:

        A. CORPORATE POWER AND AUTHORITY. Each Loan Party which is party hereto has all requisite corporate power and authority to enter into this First Amendment and to carry out the transactions contemplated by, and perform its obligations under the Amended Agreement, the



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First Supplemental Indenture, the Securities Purchase Amendment and the other
Loan Documents.

        B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this First Amendment and the performance of the Amended Agreement, the First Supplemental Indenture, the Securities Purchase Amendment and the other Loan Documents have been duly authorized by all necessary corporate or partnership (as applicable) action on the part of each Loan Party.

        C. NO CONFLICT. The execution and delivery by each Loan Party of this First Amendment and the performance by each Loan Party of the Amended Agreement, the First Supplemental Indenture, the Securities Purchase Amendment and the other Loan Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of any Loan Party or any Subsidiary of any Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or
(C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 4.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of each Loan Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any contractual obligation of each Loan Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date.

        D. GOVERNMENTAL CONSENTS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Loan Party of this First Amendment, the First Supplemental Indenture, the Securities Purchase Amendment and the performance by Borrower of the Amended Agreement and the other Loan Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

        E. BINDING OBLIGATION. This First Amendment, the Amended Agreement, the First Supplemental Indenture and the Securities Purchase Amendment has been duly executed and delivered by each of the Loan Parties party thereto and each constitutes a legal, valid and binding obligation of such Loan Party to the extent a party thereto enforceable against such Loan Party in



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accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Article 7 of the Amended Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

        G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this First Amendment that would constitute an Event of Default or a Default.

        H. ADVERSE CHANGE. There has not been, as of the First Amendment Effective Date, any material adverse change in the financial condition, results of operations, businesses, operations or Properties of the Borrower and its Subsidiaries, taken as a whole, or of the Borrower on an individual basis, since September 30, 1999.

          SECTION 5. REPRESENTATIONS AND WARRANTIES OF NORTEL NETWORKS

        In order to induce Lenders to enter into this First Amendment, to amend the Credit Agreement in the manner provided herein and to effect the Assignment contemplated hereby, Nortel Networks represents and warrants to each Lender that the following statements are true, correct and complete in all material respects:

        A. CORPORATE POWER AND AUTHORITY. Nortel Networks has all requisite corporate power and authority to enter into this First Amendment and to carry out the transactions contemplated by, and perform its obligations under the Amended Agreement, the Securities Purchase Amendment and the other Loan Documents.

        B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this First Amendment and the performance of the Amended Agreement, the Securities Purchase Amendment and the other Loan Documents have been duly authorized by all necessary corporate or partnership (as applicable) action on the part of Nortel Networks.

        C. NO CONFLICT. The execution and delivery by Nortel Networks of this First Amendment and the performance by Nortel Networks of the Amended Agreement, the Securities Purchase Amendment and the other Loan Documents do not and will not (i) violate (A) any pro-vision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Nortel Networks, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Nortel Networks is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 5.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any contractual obligation of Nortel Networks, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date.

        D. GOVERNMENTAL CONSENTS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by Nortel Networks of this First Amendment and the performance by Nortel Networks of the Amended Agreement, the Securities Purchase Amendment and the other Loan Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

        E. BINDING OBLIGATION. This First Amendment, the Amended Agreement and the Securities Purchase Amendment have been duly executed and delivered by Nortel Networks and each constitutes a legal, valid and binding obligation of Nortel Networks to the extent a party thereto enforceable against Nortel Networks in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                         SECTION 6. SYNDICATION MATTERS

        The Borrower agrees that (i) TD (in consultation with GSCP) will be entitled to syndicate the Loans to one or more banks, financial institutions or other accredited investors ("ELIGIBLE ASSIGNEES") selected by it which will become Lenders under the Amended Agreement, (ii) TD (in consultation with GSCP) will manage the syndication process, including determining the timing of all offers to potential Eligible Assignees, any title of arranger, documentation agent, agent or similar designations awarded to any Eligible Assignee and the acceptance of commitments, the amounts offered and the compensation provided to each Eligible Assignee, (iii) TD (in consultation with GSCP) will determine the final commitment allocations and will notify the

Borrower of such determinations and (iv) to ensure an orderly and effective syndication of the Loans, until 60 days following the completion of a successful syndication of the Loans (as determined by TD, in consultation with GSCP, in its reasonable judgment), the Borrower will not, and will not permit any of its affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any financing of the Borrower or any of its subsidiaries (other than the Loans and other indebtedness contemplated hereby), including any renewals or refinancings of any existing debt facilities or debt securities, without the prior written consent of TD (which prior written consent would be given after consultation with GSCP).

        The Borrower agrees to cooperate with TD in connection with the preparation of an information package regarding the business, operations and prospects of the Borrower, including, without limitation, the delivery of all information relating to the transactions contemplated hereunder prepared by or on behalf of the Borrower deemed reasonably necessary by TD to complete the syndication of the Loans. The Borrower agrees it shall be solely responsible for the contents of any such information package and presentation and the Borrower shall acknowledge that GSCP and TD will be using and relying upon the information contained in such information package and presentation without independent verification thereof.

        The Borrower agrees to reimburse TD, GSCP and the agents under the Amended Agreement for the reasonable out-of-pocket expenses of TD, GSCP and such agents in connection with the syndication of the Loans.

                          SECTION 7. FURTHER ASSURANCES

        The Borrower agrees that from time to time, at the expense of Borrower, it will execute and deliver and will cause each of the Loan Parties to execute and deliver such further agreements, documents and instruments (including, without limitation, financing statements and amendments to financing statements specifying each item of the Collateral and the serial number therefor) and take such further action as may be requested by the Administrative Agent to carry out the terms and provisions and purposes of this First Amendment, the Amended Agreement and the other Loan Documents, to evidence the Obligations and to create, preserve, maintain and perfect the Liens of the Administrative Agent for the benefit of itself and the Lenders in and to the Collateral and the required priority of such Liens.

                      SECTION 8. ACKNOWLEDGMENT AND CONSENT

        Each of NCH, NCC, NCS, NCRE and NCV has (i) guarantied the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure its obligations under the Guaranty Agreements. NCH, NCC, NCS, NCRE and NCV are collectively referred to herein as the "CREDIT SUPPORT PARTIES", and the Guarantee Agreements and the Security Agreements are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS".

        Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this First Amendment and consents to the amendment of the Credit Agreement effected pursuant to this First Amendment. Each Loan Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents the payment and performance of all "Obligations" under each of the Guarantee Agreements and Security Agreements, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations" under each of the Guarantee Agreements and Security Agreements, as the case may be, in respect of the Obligations of Borrower now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein and hereby pledges and assigns to the Administrative Agent, and grants to the Administrative Agent a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the "Obligations" under each of the Guarantee Agreements and Security Agreements to which it is a party (whether at stated maturity, by acceleration or otherwise).

        Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this First Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Credit Agreement, this First Amendment and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

        Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this First Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this First Amendment and (ii) nothing in the Credit

Agreement, this First Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.


                            SECTION 9. MISCELLANEOUS

        A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment;

                (ii) Except as specifically amended by this First Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

                (iii) The execution, delivery and performance of this First Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under the Credit Agreement or any of the other Loan Documents.

        B. EXPENSES. Notwithstanding anything in this First Amendment or the Credit Agreement, in no event shall Borrower be obligated to pay or reimburse the out-of-pocket costs and expenses of the Syndication Agent, the Administrative Agent or any Lender accrued in connection with the drafting, preparation, negotiation, execution and delivery of this First Amendment and any other documents delivered on the First Amendment Effective Date in connection herewith.

        C. HEADINGS. Section and Subsection headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose or be given any substantive effect.

        D. APPLICABLE LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE

STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        E. COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.




                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

        BORROWER:                         NET2000 COMMUNICATIONS
                                          GROUP, INC.


                                          By:    /s/ Donald E. Clarke
                                                 -----------------------------
                                                 Name:  Donald E. Clarke
                                                 Title: CFO

        CREDIT SUPPORT                    NET2000 COMMUNICATIONS
        PARTIES:                          CAPITAL EQUIPMENT, INC.


                                          By:    /s/ Donald E. Clarke
                                                 -----------------------------
                                                 Name: Donald E. Clarke
                                                 Title:


                                   NET2000 COMMUNICATIONS
                                   HOLDINGS, INC.


                                   By:    /s/ Donald E. Clarke
                                          -----------------------------
                                          Name: Donald E. Clarke
                                          Title:

                                   NET2000 COMMUNICATIONS
                                   REAL ESTATE, INC.


                                   By:    /s/ Donald E. Clarke
                                          -----------------------------
                                          Name: Donald E. Clarke
                                          Title:

                                   NET2000 COMMUNICATIONS SERVICES, INC.


                                   By:    /s/ Donald E. Clarke
                                          -----------------------------
                                          Name: Donald E. Clarke
                                          Title:

                                   NET2000 COMMUNICATIONS OF
                                   VIRGINIA, LLC


                                   By:    /s/ Donald E. Clarke
                                          -----------------------------
                                          Name: Donald E. Clarke
                                          Title:


                                   NORTEL NETWORKS INC.


                                   By:    /s/ Stephen Martin
                                          -----------------------------
                                   Name:   Stephen Martin
                                   Title:  Vice President



LENDERS
AND AGENTS:


Commitment Percentage (Amount):    GOLDMAN SACHS CREDIT PARTNERS L.P.,
    20 %  ($15,000,000 )           as Lender, Assignee and as a Joint Lead
----------------------------
Arranger and the Syndication Agent


                                   By:     /s/ Richard Katz
                                           -----------------------------
                                   Name:   Richard Katz
                                   Title: Authorized Signatory

                                   Address for Notices:
                                   85 Broad Street
                                   New York, NY  10004
                                   Telecopy No.:  212-357-4597
                                   Telephone No.: 212-357-8585
                                   Attention: Randy Rosenblatt

                                   with copies to:

                                   85 Broad Street
                                   New York, NY 10004
                                   Telecopy No.:  212-346-2608
                                   Telephone No.: 212-902-7260
                                   Attention: John Makrinos

                                   and

                                   85 Broad Street
                                   New York, NY 10004
                                   Telecopy No.:  212-357-4451
                                   Telephone No.: 212-902-5492
                                   Attention: Richard Katz

                                   Lending Office for Prime Rate Loans:
                                   85 Broad Street
                                   New York, NY 10004
                                   Attention: Randy Rosenblatt

                                   Lending Office for Eurodollar Loans:
                                   85 Broad Street
                                   New York, NY 10004
                                   Attention: Randy Rosenblatt

                                   TD SECURITIES (USA) INC.,
                                   as a Joint Lead Arranger and the Book Manager

                                   By:    /s/ M. Bernadette Collins
                                          -----------------------------
                                          Name:  M. Bernadette Collins
                                          Title: VP and Director


Commitment Percentage (Amount):    TORONTO DOMINION (TEXAS), INC.
       80%  ($60,000,000)          as a Lender and the Administrative Agent
---------------------------

                                   By:    /s/ Jano Mott
                                          -----------------------------
                                          Name:  Jano Mott
                                          Title: Vice President


                                   Address for Notices:
                                   909 Fannin Street
                                   Houston, Texas

                                   Telecopy No.:   (713) 951-9921
                                   Telephone No.:  (713) 653-8231
                                   Attention:   Jano Mott

                                   Lending Office for Prime Rate Loans:
                                   Toronto Dominion (Texas), Inc.
                                   909 Fannin Street
                                   Houston, Texas

                                   Lending Office for Eurodollar Loans:
                                   Toronto Dominion (Texas), Inc.
                                   909 Fannin Street
                                   Houston, Texas

                                SCHEDULE 9.16(a)

                       TOTAL DEBT TO TOTAL CAPITALIZATION


                                        Maximum Ratio of Total Debt
Calendar Quarter Ending                   to Total Capitalization
-----------------------                   -----------------------

September 30, 1999                             0.75 to 1.00
December 31, 1999                              0.75 to 1.00
March 31, 2000                                 0.75 to 1.00
June 30, 2000                                  0.75 to 1.00
September 30, 2000                             0.75 to 1.00
December 31, 2000                              0.75 to 1.00
March 31, 2001                                 0.75 to 1.00
June 30, 2001                                  0.75 to 1.00
September 30, 2001                             0.75 to 1.00
December 31, 2001                              0.75 to 1.00
March 31, 2002                                 0.75 to 1.00
June 30, 2002                                  0.75 to 1.00

                                SCHEDULE 9.16(b)

                      SECURED DEBT TO TOTAL CAPITALIZATION

                                         Maximum Ratio of Secured Debt
Calendar Quarter Ending                    to Total Capitalization
-----------------------                    -----------------------

September 30, 1999                              0.45 to 1.00
December 31, 1999                               0.45 to 1.00
March 31, 2000                                  0.45 to 1.00
June 30, 2000                                   0.45 to 1.00
September 30, 2000                              0.45 to 1.00
December 31, 2000                               0.45 to 1.00
March 31, 2001                                  0.45 to 1.00
June 30, 2001                                   0.45 to 1.00
September 30, 2001                              0.45 to 1.00
December 31, 2001                               0.45 to 1.00
March 31, 2002                                  0.45 to 1.00
June 30, 2002                                   0.45 to 1.00

                                SCHEDULE 9.16(c)

                              FIXED CHARGE COVERAGE

                                        Minimum Ratio of EBITDA
Calendar Quarter Ending              to Consolidated Fixed Charges
-----------------------              -----------------------------

September 30, 2003                            1.05 to 1.00
December 31, 2003                             1.05 to 1.00
March 31, 2004                                1.05 to 1.00
June 30, 2004                                 1.05 to 1.00
September 30, 2004                            1.05 to 1.00
December 31, 2004                             1.05 to 1.00
March 31, 2005                                1.05 to 1.00
June 30, 2005                                 1.05 to 1.00
September 30, 2005                            1.05 to 1.00
December 31, 2005                             1.05 to 1.00
March 31, 2006                                1.05 to 1.00
June 30, 2006                                 1.05 to 1.00
September 30, 2006                            1.05 to 1.00
December 31, 2006                             1.05 to 1.00

                                SCHEDULE 9.16(f)

                         TOTAL DEBT TO ANNUALIZED EBITDA

                                        Maximum Ratio of Total Debt
Calendar Quarter Ending                   to Annualized EBITDA
-----------------------                   --------------------

June 30, 2002                                 17.00 to 1.00
September 30, 2002                             7.00 to 1.00
December 31, 2002                              4.00 to 1.00
March 31, 2003                                 4.00 to 1.00
June 30, 2003                                  4.00 to 1.00
September 30, 2003                             4.00 to 1.00
December 31, 2003                              4.00 to 1.00
March 31, 2004                                 4.00 to 1.00
June 30, 2004                                  4.00 to 1.00
September 30, 2004                             4.00 to 1.00
December 31, 2004                              4.00 to 1.00
March 31, 2005                                 4.00 to 1.00
June 30, 2005                                  4.00 to 1.00
September 30, 2005                             4.00 to 1.00
December 31, 2005                              4.00 to 1.00
March 31, 2006                                 4.00 to 1.00
June 30, 2006                                  4.00 to 1.00
September 30, 2006                             4.00 to 1.00
December 31, 2006                              4.00 to 1.00